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                                                                    EXHIBIT 10.2

                           SEAGULL ENERGY CORPORATION

                       OUTSIDE DIRECTORS DEFERRED FEE PLAN



                       1. History and Purposes of the Plan

         The Seagull Energy Corporation Outside Directors Deferred Fee Plan ("Plan") was originally adopted on May 16, 1983 by Seagull Energy Corporation (the "Company"), formerly known as Seagull Pipeline Corporation, and is intended to provide a method for attracting and retaining qualified outside directors for the Company and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company and its shareholders. Effective as of May 1, 1991, the Company restated the Plan for purposes of amending the Plan in certain respects.

                          2. Administration of the Plan

         The Plan shall be administered by a committee (the "Committee") appointed by the Board of Directors of the Company (the "Board"). No director who is eligible to participate in the Plan shall be eligible to be a member of the Committee. The Committee is authorized to interpret the Plan and may from time to time adopt such rules and regulations, consistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. All decisions made by the Committee shall be final. All expenses incurred in connection with the administration of the Plan shall be borne by the Company.

                          3. Participation in the Plan

         (a) Participation. Each outside director of the Company shall become a participant in the Plan ("Participant"). For purposes of the foregoing sentence, an individual shall be deemed to be an outside director if he is a validly elected director of the Company and he does not perform any services for the Company in a common-law employee capacity.

         (b) Deferral of Director's Fees. The receipt of one-half of the annual retainer fee earned by each Participant shall be deferred under this Plan.
Further, a Participant may elect to defer additional director's fees (whether annual, periodic or special) to be earned by such Participant for services rendered by filing with the Committee an election to defer receipt of all or a designated portion of such fees.

         (c) Time and Manner of Making Elections. Any deferral election which may be made by a Participant under the Plan shall be made with respect to a twelve consecutive month period ("Service Period") during which services are rendered by such Participant and must be made not later than the date immediately preceding the first day of such Service Period. On and after


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January 1, 1992,  the Service  Period  for  each Participant  shall commence  on
January 1 of each year. As a result of this change, there shall be short Service Periods which commence on or after May 1, 1991 and end December 31, 1991. All elections shall be made in the manner and form prescribed by the Committee.

         (d) Nature of Elections. A Participant's election to defer receipt of all or a designated portion of his fees for a Service Period shall continue in force and effect for future Service Periods unless modified or revoked by such Participant. Any such modification or revocation shall be effective only as of the first day of a Service Period and must be made not later than the date immediately preceding the first day of such Service Period. A modification or revocation of an existing deferral election shall be made in the manner and form prescribed by the Committee. Any deferral election (whether in the nature of an initial election, an unrevised continuing election or a revised continuing election) with respect to a Service Period shall be irrevocable as of the first day of such Service Period.

                            4. Crediting of Deferred
                               Fees to Plan Accounts

         (a) Establishment of Plan Accounts. The Committee shall establish memorandum bookkeeping accounts (the "Plan Accounts") for each Participant in the Plan. Each Participant shall have two accounts, a Required Deferral Account to which mandatory deferrals under Paragraph 3(b) are credited and an Elective Deferral Account to which other deferrals under Paragraph 3(b) are credited. During each quarter within a Service Period, the Committee shall credit to each Participant's Plan Accounts the Participant's deferred fees as of the date such fees are earned by the Participant.

         (b) Crediting of Interest Equivalents. As of the last day of each quarter within a Service Period or as of the last day of any quarter subsequent to a Service Period upon which a Participant has a balance credited to his Plan Accounts, the Committee shall credit to each Participant's Elective Deferral Account, as additional deferred fees, a dollar amount equal to simple interest on the amounts credited to such Account (excluding any amounts being credited during such quarter) computed at the sum of:

              (1) the prime rate published in The Wall Street Journal on the last business day of such quarter, plus

              (2) a rate based upon the number of complete years which have elapsed since the date the Participant was first elected to the Board by the shareholders of the Company or by the Board under applicable corporate law, in accordance with the following schedule:



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                           Number of Years           Additional Rate of Interest

                           Less than 5                           0%
                           5 but less than 10                    1%
                           10 or more                            2%

         (c) Alternative Investment in Stock Units. In lieu of having his Elective Deferral Account credited with interest equivalents pursuant to Paragraph (b) above, a Participant may elect in accordance with the provisions of Paragraph (d) below to have the value of such Account determined as if it had been credited with a number of shares of stock (the "Phantom Stock") equal to the number of shares of common stock of the Company which could have been purchased with such Account on the date of such election, or for any amounts subsequently credited to the Participant's Account, on the date so credited, based upon the average of the closing prices of common stock of the Company on the twenty trading days preceding such date. As of the last day of each quarter within a Service Period and as of any other date which the Committee shall determine, the Committee shall redetermine the value of each Participant's Account which is credited with Phantom Stock based upon the increase or decrease in the value of the common stock of the Company during such quarter plus credit for dividends paid during such quarter; for the purpose of such redetermination, one share of Phantom Stock shall be deemed to be the equivalent of one share of the common stock of the Company. Except as provided in Paragraph (d) below, amounts credited to each Participant's Required Deferral Account shall be credited with Phantom Stock pursuant to this Paragraph.

         (d) Crediting Election. Prior to the first day of each quarter during a Service Period, a Participant may elect to have amounts credited to his Elective Deferral Account credited with Phantom Stock pursuant to Paragraph (c) above for such quarter. Any such election shall be effective until revoked by the Participant. If a Participant revokes an election made pursuant to this Paragraph as of the first day of any quarter during a Service Period, any amounts previously credited to such Participant's Elective Deferral Account which have been credited with Phantom Stock pursuant to Paragraph (c) above shall remain so credited until paid to such Participant pursuant to Section 5 and any amounts subsequently credited to such Participant's Elective Deferral Account shall be credited with interest equivalents pursuant to Paragraph (b) above. If a Participant fails to make any election under this Paragraph, his Elective Deferral Account shall be credited with interest equivalents pursuant to Paragraph (b) above. Notwithstanding any Plan provision to the contrary, a Participant whose Plan Accounts will be paid pursuant to Paragraph 5(a) in a mode other than lump sum may revoke his election pursuant to this Paragraph with respect to any amounts of Phantom Stock credited to his Elective Deferral Account and may elect to have his Required Deferral Account credited with interest equivalents pursuant to Paragraph (b) above, effective as of the first day of the first month following his final Service Period or final portion thereof; provided, however, that a Participant shall not be eligible to revoke or make an election pursuant to this sentence until he has ceased to be a member of the Board. If a Participant revokes or makes an election pursuant to the preceding sentence, such Participant's Account or Accounts shall be credited with the value of the number of shares of Phantom Stock credited to such Account or Accounts as of the preceding day, based upon the average of the closing prices of common stock of the Company on the twenty trading days preceding such date.

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                           5. Payment of Deferred Fees

         (a) Payment Election Generally. Prior to the first day of each Service Period, a Participant shall elect, subject to the provisions of Paragraphs (b),
(c) and (d) below, the time (which may not be prior to the date on which he ceases to be a member of the Board) and the mode (which may either be a lump sum payment or monthly, quarterly, or annual installment payments over a specified term certain) for payment of amounts credited to his Plan Accounts during such Service Period. Any such elections regarding the time and mode of payment of amounts credited to a Participant's Plan Accounts shall be irrevocable once made. In the absence of direction by a Participant regarding the time or mode of payment of amounts credited to his Plan Accounts during a Service Period, such amounts shall be distributed in monthly installments over a period of ten years, beginning on the first day of the first month after the date the Participant ceased to be a director of the Company.

         (b) Payment Upon Death. In the event of a Participant's death, the balance of such Participant's Plan Accounts, computed as of the date of his death, shall be paid in one lump sum to his designated beneficiary within the first four months following the date of such Participant's death. A Participant, by written instrument filed with the Committee in such manner and form as it may prescribe, may designate one or more beneficiaries to receive payment of the amounts credited to his Plan Accounts in the event of his death. Any such beneficiary designation may be changed from time to time prior to the death of the Participant. In the absence of a beneficiary designation on file with the Committee at the time of a Participant's death, the executors or administrator of the Participant's estate shall be deemed to be his designated beneficiary.

         (c) Payment Upon Plan Termination. In the event the Plan is terminated by the Company, the balance of each Participant's Plan Accounts, computed as of the day immediately following the six-month anniversary of the date of such Plan termination, shall be paid to such Participant in one lump sum as soon as practicable after such date.

         (d) Payment Upon Change of Control. With respect to any Participant that ceases to be a director of the Company (or any successor) as a result of or in connection with a change of control that is not approved, recommended and supported by at least two-thirds of the Directors that were also Directors prior to the occurrence of any such change of control in actions taken prior to, and with respect to, such change of control, such Participant's Plan Accounts, computed as of the later of the date such Participant ceases to be a director of the Company or the date of such change of control, shall be paid to such Participant in one lump sum as soon as practicable, but no later than thirty days following such date. For purposes of the Plan, "change of control" shall be deemed to have occurred if (i) any person (other than Participant or the Company) including a "group" as determined in accordance with Section


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13(d)(3) of the Securities Exchange Act of 1934, becomes the beneficial owner of shares of the Company having 40% or more of the total number of votes that may be cast for the election of Directors; or (ii) as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions (a "Transaction"), the persons who were Directors before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor thereto. The determinations of whether a change of control has occurred, whether such change of control was not approved, recommended or supported by the Directors in actions taken prior to, and with respect to, such change of control and whether any Participant ceased to be a director of the Company as a result of or in connection with such change of control shall be made by the Committee as existing at least six months prior to the occurrence of such change of control and its determination shall be final.

         (e) Conversion of Plan Accounts for Purposes of Payment. If a Participant has elected to receive payment of his Plan Accounts in a lump sum pursuant to Paragraph (a) above, the value of his Plan Accounts shall be determined as of the last day of the month preceding the time which he has elected to receive such payment and an amount equal to such value shall be paid to the Participant. If such Participant has elected to have his Plan Accounts credited based on Phantom Stock pursuant to Paragraph 4(d), the value of his Plan Accounts shall be based upon the average of the closing prices of common stock of the Company on the twenty trading days preceding such date. If a Participant has elected to receive payment of his Plan Accounts in any other mode pursuant to Paragraph (a) above and his Plan Accounts are being credited with Interest Equivalents pursuant to Paragraph 4(b), the value of his Plan Accounts shall be determined as of the last day of the month preceding the time which he has elected to commence receiving such payments and an amount equal to the value of such Plan Accounts multiplied by a fraction, the numerator of which is one and the denominator of which is the aggregate number of payments which the Participant elected, shall be paid as of each interval such Participant elected; provided, however, that any balance credited to such Participant's Plan Accounts shall continue to be credited with Interest Equivalents pursuant to Paragraph 4(b), except that the Interest Equivalents so credited shall be paid directly to the Participant. If a Participant has elected, pursuant to Paragraph
(a) above, to receive payment of his Plan Accounts in a mode other than a lump sum and has elected to have his Plan Accounts credited based on Phantom Stock pursuant to Paragraph 4(d), the number of shares of Phantom Stock credited to his Plan Accounts shall be determined as of the last day of the month preceding the time which he has elected to commence receiving such payments and each subsequent interval thereafter, and such number shall be multiplied by a fraction, the numerator of which is one and the denominator of which is the remaining number of payments which the Participant elected, and an amount equal to the value of the resulting number of shares of Phantom Stock, based upon the average of the closing prices of common stock of the Company on the twenty trading days preceding such date, shall be paid to such Participant. If Paragraphs (b), (c) or (d) above apply, the value of a Participant's Plan Accounts shall be determined as of the date specified in the applicable Paragraph and an amount equal to such value shall be paid to the Participant or



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his designated  beneficiary;  provided,  however,  that if the  Participant  has elected to have his Plan Accounts credited based on Phantom Stock pursuant to Paragraph 4(d), the value of his Plan Accounts shall be based upon the average of the closing prices of common stock of the Company on the twenty trading days preceding such date.

         (f) Form of Payment. All payments under the Plan shall be solely in the form of cash. Without limiting the generality of the foregoing, nothing in the Plan shall be construed as giving any Participant any rights as a holder of common stock or any other equity security of the Company as a result of such Participant's participation in this Plan or his election to credit his Plan Accounts with Phantom Stock.

         (g) Debiting of Plan Accounts. Once an amount has been paid to a Participant or his beneficiary, such amount or the Phantom Stock equivalent thereof shall be debited from the Participant's Plan Accounts.

                            6. Hardship Distributions

         In the event of hardship incurred by a Participant, as determined in the sole discretion of the Committee, payment of all or a portion of the amount credited to his Elective Deferral Account which is being credited with interest equivalents pursuant to Paragraph 4(b), if any, shall be accelerated by being paid, in one lump sum, as soon as practicable following the Committee's determination of the existence of such hardship. For purposes of this paragraph, hardship shall mean any financial emergency or extreme hardship affecting the personal or family affairs of the Participant and having a significant financial effect. The Committee may find that financial emergency or extreme hardship exists in situations in which a distribution is necessary for purposes such as, but not limited to, the following: (i) for the purpose of enabling a Participant to meet financial requirements of an illness or disability of the Participant or a member of his family; (ii) for the purpose of purchasing a principal home or preserving a principal home in which the Participant lives or will live; (iii) for the purpose of providing for the education of a Participant's children; and
(iv) for the purpose of defraying major legal expenses and liability assessments or judgments arising out of legal proceedings involving the Participant or a member of his family. The decision of the Committee regarding the existence or nonexistence of a hardship of a Participant shall be final and binding. The Committee shall have the authority to require a Participant to provide such proof as it deems necessary to establish the existence and significant nature of the Participant's hardship.

                7. Prohibition Against Assignment or Encumbrance

         No right, title, interest or benefit hereunder shall ever be liable for or charged with any of the torts or obligations of a Participant or a person claiming under a Participant, or be subject to seizure by any creditor of a Participant or any person claiming under a Participant. No Participant or any person claiming under a Participant shall have the power to anticipate or dispose of any right, title, interest or benefit hereunder in any manner until same shall have been actually distributed free and clear of the terms of the Plan.


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                              8. Nature of the Plan

         The Plan and any election agreements executed thereunder constitute an unfunded, unsecured liability of the Company to make payments in accordance with the provisions hereof, and neither a Participant nor any person claiming under the Participant shall have any security or other interest in any specific assets of the Company by virtue of this Plan. Neither the establishment of the Plan, the crediting of amounts to Plan Accounts nor the setting aside of any funds shall be deemed to create a trust. The Company at its election may fund the payment of benefits under the Plan by setting aside and investing, in an account on the Company's books, such funds as the Company may from time to time determine. Legal and equitable title to any funds so set aside shall remain in the Company, and no Participant shall have any security or other interest in such funds. Any funds so set aside shall remain subject to the claims of the creditors of the Company, present and future.

                      9. Amendment and Termination of Plan

         The Company shall have the right to alter or amend the Plan or any part thereof from time to time, except the Company shall not make any alteration or amendment which would impair the rights of a Participant with respect to amounts theretofore credited to that Participant's Plan Accounts. The Company may terminate the Plan at any time. If not sooner terminated under the provisions of this paragraph, the Plan shall terminate as of the date on which all amounts theretofore credited to Plan Accounts have been paid.

                               10. Laws Governing

         The Plan and any documents executed in connection therewith shall be construed in accordance with and governed by the laws of the State of Texas.


                                       SEAGULL ENERGY
                                       CORPORATION



                                       By ______________________________________
                                          Joe T. Rye, Senior Vice President
                                          and Chief Financial Officer



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                               FIRST AMENDMENT TO
                           SEAGULL ENERGY CORPORATION
                       OUTSIDE DIRECTORS DEFERRED FEE PLAN



         WHEREAS, SEAGULL ENERGY CORPORATION (the "Company") has heretofore adopted the SEAGULL ENERGY CORPORATION OUTSIDE DIRECTORS DEFERRED FEE PLAN (the "Plan"); and

         WHEREAS, the Company desires to amend the Plan;

         NOW, THEREFORE, the Plan shall be amended as follows, effective as of May 1, 1993:

         1. Paragraph 4(c) of the Plan shall be deleted and the following shall be substituted therefor:

                  "(c)  Alternative Investment in Stock Units.

                   (1) In lieu of having his Elective Deferral Account credited with interest equivalents pursuant to Paragraph (b) above, a Participant may elect in accordance with the provisions of Paragraph
         (d) below to have the value of such Account determined as if it had been credited with a number of shares of stock (the "Phantom Stock") equal to the number of shares of common stock of the Company which could have been purchased with such Account on the date of such election, or for amounts which are subsequently credited to the Participant's Account, on the date so credited, based upon the average of the closing prices of the common stock of the Company on the twenty trading days preceding such date. Except as provided in Paragraph (d) below, amounts credited to each Participant's Required Deferral Account shall be credited with Phantom Stock pursuant to this Paragraph.

                   (2) As of the last day of each quarter within a Service Period and as of any other date which the Committee shall determine, the Committee shall redetermine the value of each Participant's Account which is credited with Phantom Stock based upon the increase or decrease in the value of the common stock of the Company during such quarter; for the purpose of such redetermination, one share of Phantom Stock shall be deemed to be the equivalent of one share of common stock of the Company. Further, each Participant's Account which is credited with such Phantom Stock shall be credited with the amount of any cash dividends paid with respect to the common stock of the Company during such quarter in accordance with Paragraph (c)(1) above.

                   (3) If, and whenever, the Company shall effect a subdivision or consolidation of the common stock of the Company or the payment of a stock dividend on the common stock of the Company (including, without limitation, the two-for-one stock split proposed to be effected with a record date of May 21, 1993), (i) in the event of an increase in the number of outstanding shares of the common stock of the Company, the number of shares of Phantom Stock credited to each Participant's Account shall be proportionately increased and (ii) in the event of an reduction in the number of outstanding shares of the common stock of the Company, the number of shares of Phantom Stock credited to each Participant's Account shall be proportionately reduced."

         2. As amended hereby, the Plan is specifically ratified and reaffirmed.

         EXECUTED this _____ day of _____________________, 1993.

                                            SEAGULL ENERGY CORPORATION



                                            By _________________________________

                               SECOND AMENDMENT TO
                           SEAGULL ENERGY CORPORATION
                       OUTSIDE DIRECTORS DEFERRED FEE PLAN



         WHEREAS, SEAGULL ENERGY CORPORATION (the "Company") has heretofore adopted the SEAGULL ENERGY CORPORATION OUTSIDE DIRECTORS DEFERRED FEE PLAN (the "Plan"); and

         WHEREAS, the Company desires to amend the Plan;

         NOW, THEREFORE, the Plan shall be amended as follows, effective as of March 1, 1996;

         1. Paragraph 3(c) of the Plan shall be deleted and the following shall be substituted therefore:

                  "(c) Time and Manner of Making Elections. Any deferral election which may be made by a Participant under the Plan shall be made with respect to the period commencing on January 1 (or, if later, the date the Participant is first elected or appointed to the Board) and ending on December 31 of each year ("Service Period') during which services are rendered by such Participant and must be made not later than the date immediately preceding the first day of such Service Period. All elections shall be made in the manner and form prescribed by the Committee."

         2. As amended hereby, the Plan is specifically ratified and reaffirmed.

         EXECUTED this 18th day of May, 1996.


                                                SEAGULL ENERGY CORPORATION



                                                By_____________________________
                                                Barry J. Galt
                                                Chairman of the Board, Chief
                                                Executive Officer and President